                                                                    EXHIBIT 21


                      R. P. SCHERER CORPORATION AND SUBSIDIARIES

The following is a list of all of the directly and indirectly owned subsidiaries of R.P. Scherer Corporation, their jurisdiction of incorporation and the percentage of their outstanding capital stock owned by R.P. Scherer Corporation or another subsidiary of R.P. Scherer Corporation.


                                                          EFFECTIVE PERCENTAGE
                                      JURISDICTION OF        OWNERSHIP BY
         NAME OF SUBSIDIARY            INCORPORATION         R. P. SCHERER
                                                              CORPORATION
         ------------------           ---------------     --------------------
 R. P. Scherer Pharmaceutical,
   Inc.*                                 New Jersey               100%
 R. P. Scherer Hardcapsule (West)*          Utah                  100%
 Gelatin Products International           Delaware                100%
 RPS Technical Services, Inc.*            Delaware                100%
 The LVC Corporation*                     Missouri                100%
 R. P. Scherer Argentina S.A.I.C.        Argentina                100%
 Vivax Interamericana S.A.               Argentina                 99% (1)
 R. P. Scherer do Brasil
   Encapsulacoes, Ltda.                    Brazil                 100%
 R. P. Scherer Canada Inc.            Ontario, Canada             100%
 R. P. Scherer (Europe) AG              Switzerland               100% (2)
 F&F Holding GmbH                         Germany                 100%
 R. P. Scherer GmbH & Co. KG              Germany                  51% (3)
 R. P. Scherer Verwaltungs GmbH           Germany                  51% (3)
 Allcaps Weichgelatinkapseln
   GmbH & Co. KG                          Germany                  51% (4)
 Allcaps Weichgelatinkapseln
   Verwaltungs GmbH                       Germany                  51% (4)
 R. P. Scherer S.A.                        France                  70% (5)
 R. P. Scherer Production S.A.             France                 100%
 R. P. Scherer S.p.A.                      Italy                   95% (6)
 R. P. Scherer Holdings Pty. Ltd.        Australia                100%
 R. P. Scherer Pty. Limited              Australia                100% (7)
 R. P. Scherer Holdings Ltd.              England                 100%
 R. P. Scherer Limited                    England                 100% (8)
 Scherer DDS Limited                      England                 100% (8)
 R. P. Scherer K.K.                        Japan                   60%
 R. P. Scherer Korea Limited               Korea                   50%
 R. P. Scherer Egypt                       Egypt                   10%
 R. P. Scherer DDS Holdings B.V.          Holland                 100%
 R. P. Scherer DDS B.V.                   Holland                 100%
 R. P. Scherer International
   (FSC), Ltd.                            Barbados                100%

(1) The Company owns 1.875% directly and R. P. Scherer Argentina S.A.I.C. owns an additional 98.125%.
(2)  The Company owns 75% directly and F&F Holding GmbH owns an additional 25%.
(3)  This corporation is 51% owned by F&F Holding GmbH.
(3) This corporation is 100% owned directly by R. P. Scherer GmbH & Co. KG (of which F&F Holding GmbH owns 51%).
(5) The Company owns 50.01% directly and R. P. Scherer GmbH & Co. KG (of which F&F Holding GmbH owns 51%) owns an additional 39.975%.
(6) The Company owns 90% directly and R. P. Scherer GmbH & Co. KG (of which F&F Holding GmbH owns 51%) owns an additional 10%.
(7)  This corporation is 100% owned by R. P. Scherer Holdings Pty. Ltd.
(8)  This corporation is 100% owned by R. P. Scherer Holdings Ltd.

*  Inactive


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